Exhibit 3.95

ARTICLES OF INCORPORATION

OF

REM-CONSULTING OF IOWA, INC.

The undersigned, being of full age and for the purpose of forming a corporation under Iowa Statues Chapter 496A, does hereby adopt the following Articles of Incorporation:

ARTICLE I

The name of this corporation shall be REM-Consulting of Iowa, Inc.

ARTICLE II

The name and address of this corporation’s registered agent in this state shall be CT Corporation System, 1980 Financial Center, Des Moines, Iowa, County of Polk.

ARTICLE III

The purpose which the corporation is authorized to pursue is, or includes, the transaction of any or all lawful business for which the corporation may be incorporated under the Iowa Business Corporation Act.

ARTICLE IV

The total authorized shares of this corporation shall consist of Two Thousand Five Hundred (2,500) voting common shares.  The common stock of this corporation shall have a par value of ten dollars per share.

ARTICLE V

Shareholders shall have no rights of cumulative voting.

ARTICLE VI

Shareholders shall have no rights, preemptive or otherwise, to acquire any part of any unissued shares or other securities of this corporation or of any rights to purchase shares or other securities of this corporation before the corporation may offer them to other persons.

ARTICLE VII

The name and address of the incorporator of this corporation is:

Nancy G. Barber Walden

3400 City Center

33 South Sixth Street

Minneapolis, Minnesota 55402.

ARTICLE VIII

The management of this corporation shall be vested in a Board of Directors.

The Board of Directors of this corporation shall consist of three (3) directors or such other number of directors as shall be fixed in the manner provided in the By-Laws of this corporation, or as determined by the shareholders at each annual meeting or at any special meeting of the shareholders called for that purpose.  The names and post office addresses of the first Board of Directors of this corporation are as follows:

Thomas E. Miller

6921 York Avenue South

Edina, Minnesota 55435

Douglas V. Miller

6921 York Avenue South

Edina, Minnesota 55435

2

Craig R. Miller

6921 York Avenue South

Edina, Minnesota 55435

Each such director shall serve until the first annual meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation or removal from office.

ARTICLE IX

Any action required or permitted to be taken at a meeting of the Board of Directors may be taken by written action signed by all of the directors then in office.  Any action required or permitted to be taken at a meeting of shareholders may be taken by written action signed by all of the shareholders entitled to vote with respect to the subject matter thereto.

IN WITNESS WHEREOF, the undersigned has set her hand this 30 day of August, 1984.

/s/ Nancy G. Barber Walden
Nancy G. Barber Walden

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 30 day of August, 1984, by Nancy G. Barber Walden.

/s/ Marlene L. Sander
Notary Public, County, MN
My Commission Expires:

3

STATEMENT OF CHANGE OF ADDRESS OF REGISTERED OFFICE

BY REGISTERED AGENT PURSUANT TO IOWA CODE ANNOTATED

I.	Name of Registered Agent:	C T CORPORATION SYSTEM

II.	Address of present registered office:

1980 Financial Center
c/o C T Corporation System
Des Moines, in the County of Polk, Iowa 50309

III.	Address to which the registered office is changed:

2222 Grand Avenue
c/o C T Corporation System
Des Moines, in the County of Polk, Iowa 50312

IV.

A list of the corporations for which C T CORPORATION SYSTEM is the Registered Agent and for which it is furnishing the Registered Office is hereunto annexed and made a part of this Statement by reference, and the Registered Office of each such corporation is hereby changed to the new office address of C T CORPORATION SYSTEM set forth above.

V.	A copy of this statement has been sent to each corporation named on the list hereunto annexed.

Dated:  July 16, 1986

C T CORPORATION SYSTEM
Registered Agent

By:	/s/ Virginia Colvell
VIRGINIA COLVELL, Vice-President

State of New York	)

New York County	)

I, Virginia Colvell, being first duly sworn on oath, depose and state that I am the Vice President of C T Corporation System and that I executed the foregoing instrument as Vice President of the corporation, and that the statements contained therein are true.

Subscribed and sworn to before me this 16 day of July, A.D. 1986.

[SEAL]

DOMESTIC – CHANGE OF REGISTERED OFFICE

	ORG-QUAL	DOMESTIC
	DATE	STATE

B.G. DUBUQUE, INC.	8/84	IOWA

BOHEMIAN CLUB MANAGEMENT CORP.	7/84	IOWA

CEDAR VALLEY RAILROAD COMPANY	9/84	IOWA

DAVENPORT CELLULAR CORPORATION	6/84	IOWA

DAVENPORT DEVELOPMENTAL FACILITIES, INC.	9/84	IOWA

DES MOINES CELLULAR CORPORATION	6/84	IOWA

MEDICARE EQUIPMENT SERVICES, INC.	12/77	IOWA

NEW ANTIQUES, INC.	10/84	IOWA

FREDERICK PARKER INCORPORATED	3/82	IOWA

REM-CONSULTING OF IOWA, INC.	9/84	IOWA

SKELGAS, INC.	12/84	IOWA

WITHERSPOON, TOWN & HALL INC.	10/84	IOWA

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

of

REM-CONSULTING OF IOWA, INC.

To the Secretary of State

of the State of Iowa:

Pursuant to the provisions of Section 38 of the Iowa Business Corporation Act, Chapter 496A, Code of Iowa, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

I.                                         The name of the corporation is REM-Consulting of Iowa, Inc.  The effective date of its incorporation was the 4th day of September, 1984.

II.                                     The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on August 13, 1987, in the manner prescribed by the Iowa Business Corporation Act:

RESOLVED, That Article I of the Articles of Incorporation of the corporation be, and it hereby is, amended to read as follows:

ARTICLE I

The name of this corporation shall be REM-Iowa, Inc.

FURTHER RESOLVED, that the Articles of Incorporation of the corporation be amended by the addition thereto of the following ARTICLE X:

ARTICLE X

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the corporation or the shareholders; (ii) liability for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability for any transaction from which the director derived an improper personal benefit; (iv) liability under Section 496A.44 of the Iowa Business Corporation Act; or (v) liability for any act or omission occurring prior to the date when this Article become effective.  If Chapter 496A, the Iowa Business Corporation Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 496A, the Iowa Business Corporation Act.  Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely effect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

FURTHER RESOLVED, That the officers of the corporation be, and they hereby are, authorized and directed to make, execute, acknowledge and deliver such documents as they shall deem necessary to effectuate the foregoing resolutions.

III.                                 The number of shares of the corporation outstanding at the time of such adoption was 102; and the number of shares entitled to vote thereon was 102.

IV.                                 The number of shares voted for such amendment was 102; and the number of shares voted against such amendment was 0.

Dated: August 13, 1987.

REM-CONSULTING OF IOWA, INC.

By:	/s/ Robert E. Miller
Robert E. Miller
Its President

By:	/s/ Craig R. Miller
Craig R. Miller
Its Secretary

STATE OF MINNESOTA	)
) ss.
COUNTY OF HENNEPIN	)

On this 13 day of August, A.D. 1987, before me, Tina M. Chapman, a Notary Public in and for said County, personally appeared Robert E. Miller to me personally known, who being by me duly sworn did say that he is President of said corporation, that the seal affixed to said instrument is the seal of said corporation and that said Articles of Amendment were signed and sealed on behalf of the said corporation by authority of its Board of Directors and the said Robert E. Miller acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.

/s/ Tina M. Chapman
Notary Public in and for the State of Minnesota

ARTICLES OF MERGER

OF

REM-IOWA, INC., an Iowa corporation

TO THE SECRETARY OF STATE OF THE STATE OF IOWA:

Pursuant to the provisions of Section 490.1105 of the Iowa Business Corporation Act, the undersigned corporation adopts the following articles of merger:

1.                                       The plan of merger is set forth as Exhibit A.

The plan of merger was approved by the shareholders and:

(i)                                     The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group entitled to vote separately on the plan as to each corporation was:

			Number of Votes
Name of		Number of Out standing	Entitled to be
Corporation	Designation	Shares	Cast
Grandview Group Home, Inc.	common	100	100

REM-Iowa, Inc.	common	102	102

and

(ii)                                  The total number of votes cast for and against the plan by each voting group entitled to vote separately on the plan was:

		Total Number of	Total Number of
Name of		Votes Cast for	Votes Cast
Corporation	Voting Group	the Plan	Against the Plan
Grandview Group Home, Inc.	common	100	-0-

REM-Iowa, Inc.	common	102	-0-

and the number cast for the plan by each voting group was sufficient for approval by that group.

Dated: January 13, 1992	REM-IOWA, INC.

/s/ Thomas E. Miller
Authorized Signature

Thomas E. Miller, President
Name and Title

EXHIBIT A

PLAN OF MERGER

Plan of Merger (hereinafter referred to as the “Plan”), dated January 13, 1992, for the merger of GRANDVIEW GROUP HOME, INC., a Minnesota corporation (the “Merged Corporation”), into REM-IOWA, INC., an Iowa corporation (the “Surviving Corporation”).  (The Merged and Surviving Corporations may be collectively referred to as “Constituent Corporations”.)

WITNESSETH:

WHEREAS, Surviving Corporation is a corporation duly organized and existing under the laws of the State of Iowa, and Merged Corporation is a corporation duly organized and existing under the laws of the State of Minnesota; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations and their respective stockholders that the Constituent Corporations merge into a single corporation pursuant to this Plan, and the Constituent Corporations respectively desire so to merge pursuant to this Plan and pursuant to the applicable provisions of the laws of the States of Iowa and Minnesota;

NOW, THEREFORE, the Constituent Corporations shall be merged into a single corporation, REM-Iowa, Inc., an Iowa corporation, one of the Constituent Corporations, which shall continue its corporate existence and be the corporation surviving the merger.  The terms and conditions of this merger (the “Merger”) and the manner of carrying the same into effect, are as follows:

ARTICLE I

Effective Date of the Merger

The Effective Date of the Merger shall be the date on which Articles of Merger are filed with the Iowa Secretary of State.  Upon the Effective Date of the Merger, the separate existence of the Constituent Corporations shall cease and the Constituent Corporations shall be merged into the Surviving Corporation, REM-Iowa, Inc. as an Iowa corporation.

ARTICLE II

Governing Laws; Articles of

Incorporation; Authorized Shares

The laws of the State of Iowa shall govern the Surviving Corporation, and the interpretation and enforcement of this Plan.  The Articles of Incorporation of REM-Iowa, Inc. shall remain in effect as the Articles of Incorporation of the Surviving Corporation subsequent to the Merger until the same may be further altered or amended in accordance with the provisions thereof.

ARTICLE III

Bylaws; Registered Office

The Bylaws of the Surviving Corporation as of the Effective Date of the merger shall be the Bylaws of the Surviving Corporation after the Merger.  The registered office of Surviving Corporation shall be in C/O CT Corporation System, 1980 Financial Center, Des Moines, Iowa, after the Merger.

ARTICLE IV

Directors and Officers

The directors of the Surviving Corporation in office as of the date hereof shall remain the directors of the Surviving Corporation at and after the Effective Date of the Merger until their respective successors shall have been duly elected and qualified.  Subject to the authority of the Board of Directors as provided by law and the Bylaws of the Surviving Corporation, the officers of Surviving Corporation at the Effective Date of Merger shall remain the officers of the Surviving Corporation.  The officers and directors of the Merged Corporation holding office on the Effective Date shall be deemed to have resigned effective as of the Effective Date.

ARTICLE V

Conversion of Shares in the Merger

The manner of carrying the Merger into effect, and the manner and basis of converting the shares of the Constituent

Corporations into shares of the Surviving Corporation or into money or other property are as follows:

5.01.                Surviving Corporation’s Common Stock. On the Effective Date of the Merger, all of the issued and outstanding shares of common stock of the Surviving Corporation shall remain issued and outstanding.

5.02.                Merged Corporation’s Common Stock.  On the Effective Date of the Merger, all of the issued and outstanding shares of common stock of the Merged Corporation shall be automatically, without any action on the part of the holder, cancelled.  Thus, the stockholders of the Surviving Corporation (who are one and the same as the stockholders of the Merged Corporation) shall after the Effective Date of the Merger be the only stockholders of the Surviving Corporation holding the same number of shares of common stock as they did immediately prior to the Merger.

ARTICLE VI

Effect of the Merger

To the full extent permitted by law (and otherwise upon the Effective Date of Merger), the Surviving Corporation shall be deemed, as of January 1, 1992, to have succeeded to and to possess and enjoy all the rights, privileges, immunities, powers, and franchises, both of a public and private nature, of the Constituent Corporations, and all property, real, personal and mixed, including patents, trademarks, tradenames, and all debts due to either of the Constituent Corporations on whatever account, for all things in action or all other rights belonging to either of said corporations; and all said property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as effectively as they were of the respective Constituent Corporations, and the title of any real estate vested by deed or otherwise in either of said Constituent Corporations shall not revert or be in any way impaired by reason of the Merger (except that all contracts, including but not limited to leases, of real and personal property, between the Constituent Corporation shall be deemed merged and terminated); provided, however, that all rights of creditors and all liens upon any property of either of said Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens prior to the Merger, and all debts, liabilities, and duties of said Constituent Corporations, respectively, shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities, and duties had been incurred or contracted in the first instance by the Surviving Corporation.

ARTICLE VII

Accounting Matters

To the full extent permitted by applicable accounting policies and procedures and tax and regulatory laws, rules and regulations, as of January 1, 1992 (and otherwise upon the Effective Date of Merger) the assets and liabilities of the Constituent Corporations shall be taken up on the books of the Surviving Corporation at the amounts at which they were carried at that time on the books of the respective Constituent Corporations.  The surplus of the Surviving Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any lawful purposes for which surplus may be used.  Accounting procedures and depreciation schedules and procedures of any Constituent Corporations may be converted to those procedures and schedules selected by the Surviving Corporation.

ARTICLE VIII

Compliance with Minnesota Statues § 302A.651

The Surviving Corporation agrees that after the Effective Date of the Merger:

(a)                                  It does not intend to transact business within the State of Minnesota within the meaning of Minnesota Statues, Chapter 303.

(b)                                 The Surviving Corporation agrees that it may be served with process in the State of Minnesota in a proceeding for the enforcement of an obligation of a Constituent Corporation and in a proceeding for the enforcement of the rights of a dissenting shareholder of a Constituent Corporation against the Surviving Corporation

(c)                                  The Secretary of State of the State of Minnesota is irrevocably appointed agent for service of process on behalf of the Surviving Corporation in any proceeding.  In the event such service of process is made, the Secretary of State of the State of Minnesota may mail a copy of such process to the following address:

REM-Iowa, Inc.

C/O CT Corporation System

1980 Financial Center

Des Moines, Iowa

(d)                                 It will promptly pay to the dissenting shareholders of the Merged Corporation the amount, if any, to which they are entitled under Minnesota Statues, Section 302A.473.

ARTICLE IX

Filing of Plan of Merger

Upon adoption and approval of the Plan of Merger by the stockholders of the Constituent Corporation, Articles of Merger

shall be executed and delivered to the Secretary of State of the State of Minnesota for filing as provided by the Minnesota Business Corporation Act and Articles of Merger shall be executed and delivered to the Secretary of State of the State of Iowa for filing as provided by the Iowa Business Corporation Act.

ARTICLES OF AMENDMENT

OF THE

ARTICLES OF INCORPORATION

OF

REM-IOWA, INC.

I, the undersigned, as Secretary of REM-Iowa, Inc., an Iowa corporation (the “Corporation”), do hereby certify that on the 24 day of May, 2000, the shareholders and directors of the Corporation unanimously resolved to amend the Articles of Incorporation in accordance with the following resolutions:

RESOLVED, that Article I of the Articles of Incorporation of the Corporation be amended to read as follows:

ARTICLE I

The name of this corporation shall be REM Iowa, Inc.

FURTHER RESOLVED, that this amendment to the Articles of Incorporation of the Corporation shall be effective as the 1st day of August, 2000.

FURTHER RESOLVED, that Craig R. Miller, the Secretary of the Corporation, be, and hereby is, authorized and directed to make and execute Articles of Amendment embracing the foregoing resolution and to cause such Articles of Amendment to be filed with the Secretary of State of the State of Iowa.

I FURTHER CERTIFY that the foregoing amendment has been adopted pursuant to Iowa Code Chapter 490.

IN WITNESS WHEREOF, I have hereunto subscribed my name effective the 24 day of May, 2000.

/s/ Craig R. Miller
Craig R. Miller, Secretary